EXHIBIT 32.1

                             FRONTIER ENERGY CORP.
                   CERTIFICATION PURSUANT TO 18 U.S.C. 1350



      The undersigned, Robert Genesi, in his capacities as President and Acting Chief Financial Officer of Frontier Energy Corp. does hereby certify that the Form 10-Q of Frontier Energy Corp. for the quarter ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Frontier Energy Corp.

      This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.


      Executed this 15th day of May, 2008.


                                    /s/ Robert Genesi
			            -----------------
                                    Robert Genesi
                                    President and Acting Chief Financial
                                    Officer
                                    Principal Financial Officer